electroCore Provides Business Update and Select First Quarter 2022 Financial Guidance

•	Record revenue from product sales will be approximately $1.9M; approximately 60% growth over first quarter 2021

•	March 31, 2022, cash balance of approximately $29.9M

ROCKAWAY, NJ, April 12, 2022 -- electroCore, Inc. (the “Company”) (Nasdaq: ECOR), a commercial-stage bioelectronic medicine company, today provided an operating and business update as well as select unaudited preliminary financial guidance for the first quarter of 2022.

“We are pleased to announce preliminary first quarter results, recording approximately 60% growth over same period last year, and approximately 27% growth over the fourth quarter of 2021,” stated Dan Goldberger, Chief Executive Officer of electroCore. “Revenue from product sales in the quarter ended March 31, 2022, will be approximately $1.9 million. This is the second consecutive quarter where our total revenue growth over the prior year quarter was approximately 60% indicating that our continued investment in our sales channels and marketing initiatives are expanding consumer awareness and building momentum into the remainder of 2022.”

Government Channels: During the first quarter of 2022, the Company expects to recognize revenue of approximately $1,260,000 pursuant to the Department of Veterans Affairs (“VA”) and Department of Defense (“DoD”) originating prescriptions, compared to $ $858,000 or 47% growth from the fourth quarter of 2021 and $679,000 or 86% growth over the first quarter of 2021. 105 VA and DoD military treatment facilities have purchased gammaCore products through March 31, 2022, as compared to 100 through the fourth quarter of 2021 and 79 through the first quarter of 2021.

Commercial:  During the first quarter of 2022, the Company expects to recognize revenue of approximately $300,000 from our commercial channels, dominated by our cash pay initiatives and representing approximately an 11% increase over Q4 2021 and a 107% increase from Q1 2021.

Outside of the U.S.: The Company expects to recognize revenue of approximately $300,000 outside of the U.S. for the first quarter ended March 31, 2022, representing approximately 15% decrease from Q4 2021 and 20% decrease from Q1 2021. Our international business was impacted by COVID in January and February of this year, but the channel started to rebound in March 2022.

Financial Guidance

Preliminary unaudited financial guidance for the first quarter of 2022:

Revenue: The Company anticipates first quarter 2021 revenue from product sales will be approximately $1.9 million. This represents an approximately 27% increase over fourth quarter 2021 revenue of $1.5 million and approximately 60% growth over first quarter 2021 revenue of $1.2 million.

Cash Position: The Company ended the first quarter of 2022 with approximately $29.9 million of cash, cash equivalents, and marketable securities, compared to $34.7 million as of the end of 2021.

Mr. Goldberger further commented, “Our business grew robustly in the first quarter, despite the headwinds faced overseas as a result of COVID. With our strong balance sheet and discipline around targeted investment in sales and marketing, we will be able to educate and improve physician and patient awareness, which will ultimately lead to the successful adoption of gammaCore globally.”

The Company intends to provide a detailed operational and financial update during its first quarter of 2022 earnings call in May 2022.

About electroCore, Inc.

electroCore, Inc. is a commercial stage bioelectronic medicine company dedicated to improving patient outcomes through its non-invasive vagus nerve stimulation therapy platform, initially focused on the treatment of multiple conditions in neurology. The company's current indications are the preventive treatment of cluster headache and migraine, the acute treatment of migraine and episodic cluster headache, the acute and preventive treatment of migraines in adolescents, and paroxysmal hemicrania and hemicrania continua in adults.

For more information, visit www.electrocore.com.

About gammaCore™

gammaCore™ (nVNS) is the first non-invasive, hand-held medical therapy applied at the neck to treat migraine and cluster headache through the utilization of a mild electrical stimulation to the vagus nerve that passes through the skin. Designed as a portable, easy-to-use technology, gammaCore is self-administered by patients, as needed, without the potential side effects associated with commonly prescribed drugs. When placed on a patient’s neck over the vagus nerve, gammaCore stimulates the nerve’s afferent fibers, which may lead to a reduction of pain in patients.

gammaCore (nVNS) is FDA cleared in the United States for adjunctive use for the preventive treatment of cluster headache in adult patients, the acute treatment of pain associated with episodic cluster headache in adult patients, and the acute and preventive treatment of migraine in adolescent (ages 12 and older) and adult patients, and paroxysmal hemicrania and hemicrania continua in adult patients. gammaCore is CE-marked in the European Union for the acute and/or prophylactic treatment of primary headache (Migraine, Cluster Headache, Trigeminal Autonomic Cephalalgias and Hemicrania Continua) and Medication Overuse Headache in adults.

gammaCore is contraindicated for patients if they:

•	Have an active implantable medical device, such as a pacemaker, hearing aid implant, or any implanted electronic device

•	Have a metallic device, such as a stent, bone plate, or bone screw, implanted at or near the neck

•	Are using another device at the same time (e.g., TENS Unit, muscle stimulator) or any portable electronic device (e.g., mobile phone)

Safety and efficacy of gammaCore have not been evaluated in the following patients:

•	Adolescent patients with congenital cardiac issues

•	Patients diagnosed with narrowing of the arteries (carotid atherosclerosis)

•	Patients who have had surgery to cut the vagus nerve in the neck (cervical vagotomy)

•	Pediatric patients (less than 12 years)

•	Pregnant women

•	Patients with clinically significant hypertension, hypotension, bradycardia, or tachycardia

For more information, please visit gammaCore.com

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about electroCore’s expectations for revenue and cash used in operations during the first quarter 2022, growth through acquisitions, its expectations for future performance, as well as electroCore's business prospects (including its e-commerce initiative, and gConcierge and gCDirect programs) and clinical and product development plans for 2022 and beyond, its pipeline or potential markets (including cash pay programs) for its technologies, additional indications for gammaCore, the timing, outcome and impact of regulatory, clinical and commercial developments (including human trials for the study of headache, PTH, mTBI, Parkinson’s diseases and sleep deprivation stress and the business, operating or financial impact of such studies), further international expansion, and statements about anticipated distribution arrangements, government and payor funding arrangements (including those relating to Canada, Western Europe, Qatar, Taiwan, and China) and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "believes," "intends," other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore™, competition in the industry in which electroCore operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Contact:

Rich Cockrell

CG Capital

404-736-3838

ecor@cg.capital